Exhibit 99.1

Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2017 Financial Results
Dallas, Texas. (September 19, 2017) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2017.
For the three months ended July 31, 2017, revenue, gross margin, and net income were $378.6 million, $167.5 million, and $70.3 million, respectively. These represent an increase in revenue of $45.9 million, or 13.8%; an increase in gross margin of $26.0 million, or 18.4%; and a decrease in net income of $13.8 million, or 16.4%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.30 compared to $0.35 last year, a decrease of 14.3%. Results for the three months ended July 31, 2017 include an impairment charge of $19.4 million related primarily to costs previously capitalized in connection with the development of business operating software.
For the year ended July 31, 2017, revenue, gross margin, and net income were $1.4 billion, $632.0 million, and $394.2 million, respectively. These represent an increase in revenue of $179.5 million, or 14.2%; an increase in gross margin of $87.4 million, or 16.1%; and an increase in net income of $123.9 million, or 45.8%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2017 were $1.66 compared to $1.11 last year, an increase of 49.5%.
Excluding the impact of foreign currency-related gains; impairment of long-lived assets; acquisition related fees; certain income tax benefits, foreign income tax credit limitations, and payroll taxes related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months and year ended July 31, 2017, were $0.35 and $1.29, respectively. These represent increases of 16.7% and 22.9%, respectively, from the same periods last year. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Wednesday, September 20, 2017, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://stream.conferenceamerica.com/copart092017. A replay of the call will be available through November 19, 2017 by calling (877) 919-4059. Use confirmation code # 87851080.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart's innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 11 countries, Copart has more than 125,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), the Republic of Ireland (Copart.ie), Brazil (Copart.com.br), Germany (Copart.de), the United Arab Emirates, Oman and Bahrain (Copartmea.com), India (Copart.in), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of foreign currency-related gains; impairment of long-lived assets; acquisition related fees; certain income tax benefits, foreign income tax credit limitations, and payroll taxes related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of foreign currency-related gains; impairment of long-lived assets; acquisition related fees; certain income tax benefits, foreign income tax credit limitations, and payroll taxes related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Perry, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.perry@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2017	2016	2017	2016
Service revenues and vehicle sales:
Service revenues	$336,795	$289,488	$1,286,252	$1,104,379
Vehicle sales	41,801	43,171	161,729	164,070
Total service revenues and vehicle sales	378,596	332,659	1,447,981	1,268,449
Operating expenses:
Yard operations	163,449	144,859	635,160	546,576
Cost of vehicle sales	35,994	37,020	137,552	140,959
Yard depreciation and amortization	10,839	8,722	39,955	33,658
Yard stock-based payment compensation	849	594	3,286	2,670
Gross margin	167,465	141,464	632,028	544,586
General and administrative	29,818	26,561	116,697	105,005
General and administrative depreciation and amortization	3,029	4,276	17,045	14,917
General and administrative stock-based payment compensation	4,446	4,436	17,622	18,194
Impairment of long-lived assets	19,365	—	19,365	—
Total operating expenses	267,789	226,468	986,682	861,979
Operating income	110,807	106,191	461,299	406,470
Other (expense) income:
Interest expense, net	(5,485)	(6,257)	(22,373)	(22,157)
Other income, net	1,057	6,051	1,174	11,552
Total other expenses	(4,428)	(206)	(21,199)	(10,605)
Income before income tax expense	106,379	105,985	440,100	395,865
Income tax expense	36,010	21,863	45,839	125,505
Net income	70,369	84,122	394,261	270,360
Net income attributable to noncontrolling interest	34	—	34	—
Net income attributable to Copart, Inc.	$70,335	$84,122	$394,227	$270,360

Basic net income per common share	$0.31	$0.38	$1.72	$1.18
Weighted average common shares outstanding	230,286	219,156	228,686	228,846

Diluted net income per common share	$0.30	$0.35	$1.66	$1.11
Diluted weighted average common shares outstanding	237,634	237,038	237,019	244,295

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2017	July 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$210,100	$155,849
Accounts receivable, net	311,846	266,270
Vehicle pooling costs and inventories	41,281	38,987
Income taxes receivable	6,418	18,751
Deferred income taxes	—	1,444
Prepaid expenses and other assets	17,616	18,005
Total current assets	587,261	499,306
Property and equipment, net	944,056	816,791
Intangibles, net	75,938	11,761
Goodwill	340,243	260,198
Deferred income taxes	1,287	23,506
Other assets	33,716	38,258
Total assets	$1,982,501	$1,649,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$208,415	$192,379
Deferred revenue	5,019	4,628
Income taxes payable	6,472	5,625
Deferred income taxes	92	—
Current portion of revolving loan facility and capital lease obligations	82,155	76,151
Total current liabilities	302,153	278,783
Deferred income taxes	3,192	3,816
Income taxes payable	24,573	25,641
Long-term debt, revolving loan facility, and capital lease obligations, net of discount	550,883	564,341
Other liabilities	3,100	2,783
Total liabilities	883,901	875,364
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	23	22
Additional paid-in capital	453,349	392,434
Accumulated other comprehensive loss	(100,676)	(109,194)
Retained earnings	745,370	491,194
Noncontrolling interest	534	—
Total stockholders’ equity	1,098,600	774,456
Total liabilities and stockholders’ equity	$1,982,501	$1,649,820

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended July 31,
	2017	2016
Cash flows from operating activities:
Net income	$394,261	$270,360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	57,441	49,643
Allowance for doubtful accounts	187	1,175
Impairment of long-lived assets	19,365	—
Equity in losses of unconsolidated affiliates	671	895
Stock-based payment compensation	20,840	20,864
Loss (gain) on sale of property and equipment	184	(54)
Deferred income taxes	19,901	5,740
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(38,542)	(54,213)
Vehicle pooling costs and inventories	(621)	(6,646)
Prepaid expenses and other current assets	1,760	(738)
Other assets	1,085	4,164
Accounts payable and accrued liabilities	4,269	48,347
Deferred revenue	392	983
Income taxes receivable	12,343	(12,649)
Income taxes payable	(333)	2,788
Other liabilities	(1,145)	1,839
Net cash provided by operating activities	492,058	332,498
Cash flows from investing activities:
Purchases of property and equipment	(172,178)	(173,917)
Purchases of assets and liabilities in connection with acquisitions, net of cash acquired	(160,812)	—
Investment in unconsolidated affiliate	(3,566)	—
Proceeds from sale of property and equipment	765	662
Purchases of marketable securities	—	(21,119)
Proceeds from sale of marketable securities	—	21,498
Net cash used in investing activities	(335,791)	(172,876)
Cash flows from financing activities:
Proceeds from the exercise of stock options	31,188	13,240
Proceeds from the issuance of Employee Stock Purchase Plan shares	4,270	3,369
Repurchases of common stock	—	(442,855)
Payments for employee stock-based tax withholdings	(135,433)	(15,039)
Proceeds from the issuance of long-term debt, net of discount	—	93,468
Net (repayments) proceeds on revolving loan facility	(7,000)	238,000
Debt offering costs	—	(1,179)
Principal payments on long-term debt	—	(337,500)
Net cash used in financing activities	(106,975)	(448,496)
Effect of foreign currency translation	4,959	(11,289)
Net increase (decrease) in cash and cash equivalents	54,251	(300,163)
Cash and cash equivalents at beginning of period	155,849	456,012
Cash and cash equivalents at end of period	$210,100	$155,849
Supplemental disclosure of cash flow information:
Interest paid	$23,221	$23,606
Income taxes paid, net of refunds	$14,011	$127,981

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2017	2016	2017	2016
GAAP net income attributable to Copart, Inc.	$70,335	$84,122	$394,227	$270,360
Effect of foreign currency-related gains, net of tax	(585)	(3,521)	(880)	(4,860)
Effect of impairment of long-lived assets, net of tax	12,339	—	12,339	—
Effect of acquisition related fees, net of tax	1,241	—	1,241	—
Effect of income tax benefit of ASU 2016-09 adoption and limitations of foreign income tax credits(1)	(428)	(11,594)	(107,177)	(12,440)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	—	3,307	48
Non-GAAP net income attributable to Copart, Inc.	$82,902	$69,007	$303,057	$253,108

GAAP diluted net income per common share	$0.30	$0.35	$1.66	$1.11
Non-GAAP diluted net income per common share	$0.35	$0.30	$1.29	$1.05

GAAP diluted weighted average common shares outstanding	237,634	237,038	237,019	244,295
Effect on common equivalent shares from ASU 2016-09 adoption(1)	(1,771)	(4,572)	(1,992)	(3,728)
Non-GAAP diluted weighted average common shares outstanding	235,863	232,466	235,027	240,567

(1)
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting. Under this standard, all excess tax benefits and tax deficiencies related to exercises of stock options are recognized as income tax expense or benefit in the income statement as discrete items in the reporting period in which they occur. Additionally, excess tax benefits are classified as an operating activity on the consolidated statements of cash flows. The Company adopted ASU 2016-09 during the fourth quarter of fiscal 2016 on a modified retrospective basis. For a more complete discussion, please review the Company's Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission on or before September 29, 2017.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000